Exhibit 20.1

ARRAN FUNDING LIMITED - SERIES 05-A

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                  ARRAN2005

Arran Funding Limited - Series:           05-A

ABS - Credit Card - Bank, Closing Date:   December 15, 2005

As at:                                    April 18, 2006

                            RATING (S&P/Moodys/Fitch)            POOLFACTOR           PAY                   COUPON
TRANCHE       CURRENCY         ORIGINAL      CURRENT        ORIGINAL      CURRENT  FREQUENCY     BASIS                  CURRENT
--------------------------------------------------------------------------------------------------------------------------------
Class A         USD      AAA /Aaa/AAA     AAA /Aaa/AAA        100%         100%     Monthly     1 Mth LIBOR + 0.02%    4.76875%
Class B         USD         A/A1/A           A/A1/A           100%         100%     Monthly     1 Mth LIBOR + 0.18%    4.92875%
Class C         USD       BBB/Baa2/NR      BBB/Baa2/NR        100%         100%     Monthly     1 Mth LIBOR + 0.32%    5.06875%

         Scheduled start of Controlled Accumulation Period:   1 June, 2007
         Expected maturity:                                   15 December, 2008
         Legal final maturity:                                15 December, 2010
         Structure:                                           Sr/sub Seq Pay
         Tax Election:                                        Debt
         Amort. Type:                                         Soft Bullet
         Transferors:                                         The Royal Bank of Scotland plc / National Westminster Bank plc
         Originators:                                         The Royal Bank of Scotland plc / National Westminster Bank plc
         Servicer:                                            RBS Cards, a division of The Royal Bank of Scotland plc
         Trustee:                                             Bank of New York (The)
         Underwriter:                                         The Royal Bank of Scotland plc

Pool Performance
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Month end      Gross        Expense      Gross Charge      Net Charge      Excess           Excess          Transferor Interest
             Yield (%)     Rate (%)      Off Rate (%)     Off Rate (%)   Spread (%)        Spread (%)            %      Min %
                                                                                         Roll 1/4 Ave
31 Mar 2006    21.86%        6.03%            7.79%           7.68%        8.15%              7.98%           42.14%      6%
28 Feb 2006    18.24%        5.09%            5.88%           5.76%        7.40%               N/A            44.54%      6%
31 Jan 2006    19.99%        5.44%            6.22%           6.17%        8.38%               N/A            45.20%      6%
31 Dec 2005    19.85%         N/A             6.16%           6.12%         N/A                N/A            46.35%      6%

      Notes: The main difference between the performance of the securitised pool and that of the bank portfolio is as a result of the volume of receivables on teaser rates in the bank portfolio which have not been transferred to the securitised pool. These have the impact of inflating both yield and the charge-off rate of the securitised portfolio relative to the bank portfolio.

             The bonds were issued on 15 December 2005; expense rate and excess spread for December have therefore been omitted as not meaningful.
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
Delinquencies (loans which are 30 days or more past due)
--------------------------------------------------------------------------------------------------------------------------------
                                                       (% Pool)
                     ---------------------------------------------------------------------------
Month end            30-59 days            60-89 days             90-179 days       180+ days               Total
---------            ----------            ----------             -----------       ---------               -----
31 Mar 2006              1.29%                1.01%                   2.40%            3.36%                8.06%
28 Feb 2006              1.32%                0.97%                   2.32%            3.24%                7.85%
31 Jan 2006              1.27%                0.93%                   2.27%            3.11%                7.58%
31 Dec 2005              1.17%                0.92%                   2.18%            2.99%                7.26%
--------------------------------------------------------------------------------------------------------------------------------

Payment Rate
--------------------------------------------------------------------------------
                   Payments                                 Pool balance
             ---------------------------                    ------------
Month End    Total ((pound)000)  Rate (%)                    (pound)000

31 Mar 2006    1,302,499          24.69%                     4,996,352
28 Feb 2006    1,071,000          20.30%                     5,212,805
31 Jan 2006    1,239,175          23.00%                     5,275,021
31 Dec 2005    1,200,030          22.33%                     5,388,175

--------------------------------------------------------------------------------

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Average Actual Balance:                  (pound)    1,078

Number of Accounts:                             4,636,745
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IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's
Report as of the 18th day of April, 2006.

The Royal Bank of Scotland plc, as Servicer
By: /s/ Colin Baillie
Name: Colin Baillie
Title: Director, Finance, Cards Business